Exhibit 99.1

FOR IMMEDIATE RELEASE

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 30, 2008) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2008.

The Company reported a pre-tax loss of $58.4 million which was comprised of pre-tax charges totaling $43.5 million for asset impairments and a loss from operations of $14.9 million.  The net loss for the quarter was $58.7 million, or $4.18 per share, and reflects a $21.6 million after-tax expense for the FAS 109 increase in the Company’s deferred tax asset valuation allowance.  In 2007’s third quarter, the Company reported a net loss of $24.2 million, or $1.73 per share, including $32.6 million of asset impairments.

The Company reported a net loss of $175.0 million for the nine-month period ended September 30, 2008, or $12.48 per share, compared to a net loss of $64.5 million, or $4.62 per share, in the same period a year ago.  For the nine-month period ended September 30, 2008, the Company recorded $105.7 million of pre-tax charges for asset impairments.  This compares to pre-tax charges in the same period of 2007 of $101.7 million.  In addition, the Company’s 2008 year-to-date results reflect a $79.6 million after-tax non-cash valuation allowance against its deferred tax assets.

The Company delivered 555 homes in the third quarter compared to 787 in same period of 2007, a decrease of 29%.  Homes delivered for the nine-month period ended September 30, 2008 decreased 33% to 1,507 from 2,246 in the 2007 comparable period.  New contracts for the 2008 third quarter were 456, down 19% from 2007’s third quarter of 561.  For the nine-month period ended September 30, 2008, new contracts declined 30% to 1,540 from 2,191 in the same 2007 period.  The Company had 138 active communities at September 30, 2008 compared to 159 at September 30, 2007.  The sales value of backlog of homes at September 30, 2008 was $212 million, with backlog units of 781 and an average sales price of $272,000.  The backlog of homes at September 30, 2007 had a sales value of $481 million, with backlog units of 1,468 and an average sales price of $327,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Market conditions in the homebuilding industry continue to be very challenging.  Demand is weak, consumer confidence is at or near an historical low, unemployment is rising and tightened mortgage lending standards, combined with the unprecedented turmoil in the financial markets, have further contributed to very difficult conditions for homebuilders.  We remain in a primarily defensive operating mode – focusing on generating cash, reducing debt levels and expenses – and we have made considerable progress on a number of fronts.  At the end of the third quarter, the outstanding balance on our homebuilding credit facility was reduced to zero, our net debt to capital ratio stood at 32%, and we had cash of $14 million.  At the beginning of 2008, we owned 13,750 lots – at the end of this quarter our owned lot count equaled 9,530 lots, a 31% reduction.  Our shareholders’ equity is $408 million, with no significant debt maturing until 2012.”
Mr. Schottenstein continued, “We believe that our strategy has served us well during these difficult times, always being led by our commitment to customer service and building quality homes in desirable communities.  Homebuilding is a cyclical business and M/I Homes will continue to work diligently in order to be positioned to capitalize on opportunities that will occur when housing conditions improve.”

The Company will broadcast its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through October 2009.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 72,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue:	$160,385	$232,983	$457,472	$676,000

Net loss:
Loss from continuing operations (1)	$(58,655)	$(16,805)	$(170,055)	$(50,165)
Loss from discontinued operations	-	(4,912)	(33)	(9,501)
Net loss	(58,655)	(21,717)	(170,088)	(59,666)
Preferred share dividends	-	2,437	4,875	4,875
Net loss to common shareholders	$(58,655)	$(24,154)	$(174,963)	$(64,541)

Loss per share:
Basic and Diluted:
Continuing operations	$(4.18)	$(1.38)	$(12.48)	$(3.94)
Discontinued operations	-	(0.35)	-	(0.68)
Total	$(4.18)	$(1.73)	$(12.48)	$(4.62)

Weighted average shares outstanding:
Basic	14,019	13,990	14,014	13,969
Diluted	14,019	13,990	14,014	13,969

(1) For the third and nine months ended September 30, 2008, loss from continuing operations includes a $21.6 and $79.6 million deferred tax asset valuation allowance, respectiverly.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue	$160,385	$232,983	$457,472	$676,000
Gross margin	(24,280)	20,858	(41,973)	55,875
General and administrative expense	17,267	23,719	51,958	70,407
Selling expense	14,726	19,709	41,539	55,647
Operating loss	(56,273)	(22,570)	(135,470)	(70,179)
Other income	-	-	(5,555)	-
Interest expense - net	2,150	4,638	8,695	11,426
Loss from continuing operations
before income taxes	(58,423)	(27,208)	(138,610)	(81,605)
Provision (benefit) for income taxes(2)	232	(10,403)	31,445	(31,440)
Loss from continuing operations,
net of income taxes	(58,655)	(16,805)	(170,055)	(50,165)
Loss from discontinued operations,
net of income taxes	-	(4,912)	(33)	(9,501)
Net loss	(58,655)	(21,717)	(170,088)	(59,666)
Preferred share dividends	-	2,437	4,875	4,875
Net loss to common shareholders	$(58,655)	$(24,154)	$(174,963)	$(64,541)

(2) For the three months ended September 30, 2008, loss from continuting operations includes a $21.6 and $79.6 million deferred tas asset valuation allowanc, respectiverly.
Revenue:
Housing revenue	$151,491	$222,228	$409,222	$646,257
Land revenue	6,322	6,498	29,966	15,567
Other	-	(552)	7,131	(780)
Total homebuilding revenue	157,813	228,174	446,319	661,044

Financial services revenue	2,572	4,809	11,153	14,956
Total revenue	$160,385	$232,983	$457,472	$676,000

Land, Lot and Investment in
Unconsolidated Subsidiaries
Impairment by Region:
Midwest	$21,350	$453	$34,324	$7,342
Florida	11,258	17,132	52,750	41,876
Mid-Atlantic	10,558	6,664	17,071	34,355
Continuing operations	43,166	24,249	104,145	83,573
Discontinued operations	-	8,085	-	15,966
Consolidated Total	$43,166	$32,334	$104,145	$99,539

Abandonments by Region:
Midwest	$1	$269	$26	$291
Florida	4	-	137	1,828
Mid-Atlantic	351	-	1,405	46
Continuing operations	356	269	1,568	2,165
Discontinued operations	-	-	-	-
Consolidated Total	$356	$269	$1,568	$2,165

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

EBITDA (3)	$(7,803)	$9,447	$(8,359)	$41,346
Interest incurred - net of fee amortization	$4,241	$8,702	$14,148	$26,926
Interest amortized to cost of sales	$2,845	$4,013	$7,871	$11,049
Depreciation and amortization	$1,789	$2,438	$6,490	$6,306
Non-cash charges	$44,188	$33,307	$108,138	$109,333

Cash provided by operating activities	$16,674	$11,285	$126,173	$73,722
Cash (used in) provided by investing activities	$(672)	$(2,789)	$3,384	$(8,992)
Cash used in financing activities financing activities	$(13,772)	$(8,359)	$(126,720)	$(73,761)

Financial services pre-tax income	$618	$2,015	$4,967	$6,853
(
    (3) Earnings before interest, taxes, depreciation and amortization ("EDITDA") is defined, in accordance with our credit facility, as net income, plus interest expesne (including interest amortized to land and housing costs), income taxes, depreciation, amortization and non-cash charges, minus interest income.

Units:

New contracts:
Continuing operations	456	546	1,540	2,159
Discontinued operations	-	15	-	32
Consolidated total	456	561	1,540	2,191
Homes delivered:
Continuing operations	555	765	1,471	2,189
Discontinued operations	-	22	36	57
Consolidated total	555	787	1,507	2,246

	September 30,
	2008	2007
Consolidated Backlog:
Units	781	1,468
Aggregate sales value (in millions)	$212	$481
Average sales price	$272	$327

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet Information
(Unaudited)

	September 30,
	2008	2007

Assets:
Cash/Cash held in escrow	$14,465	$21,265
Mortgage loans held for sale	34,695	33,080
Inventory:
Lots, land and land development	357,068	539,723
Land held for sale	2,773	53,410
Homes under construction	227,344	380,471
Other inventory	30,748	45,666
Total Inventory	617,933	1,019,270

Fixed assets - net	31,244	36,792
Investment in unconsolidated joint ventures	22,955	42,725
Income tax receivable	39,457	8,147
Deferred income taxes	-	73,149
Assets from discontinued operations	-	92,139
Other assets	20,743	27,813
Total Assets	$781,492	$1,354,380

Liabilities:
Debt –Homebuilding Operations:
Notes payable banks	$-	$255,000
Notes payable other	16,481	6,765
Senior notes	199,104	198,848
Total Debt – Homebuilding Operations	215,585	460,613

Note payable bank – financial services operations	25,606	21,700
Total Debt	241,191	482,313

Accounts payable	48,271	95,596
Other liabilities	65,602	94,247
Community development district obligations	11,491	22,963
Obligation for inventory not owned	7,093	7,373
Total Liabilities	373,648	702,492

Stockholders’ Equity	407,844	651,888
Total Liabilities and Stockholders’ Equity	$781,492	$1,354,380

Book value per common share	$21.95	$39.27
Homebuilding net debt/capital ratio	32%	40%

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	September 30, 2008			September 30, 2007

		Lots			Lots
	Lots	Under		Lots	Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	5,429	893	6,322	6,568	515	7,083

Florida region	2,353	56	2,409	7,304	351	7,655

Mid-Atlantic region	1,748	677	2,425	2,474	1,356	3,830

Continuing operations	9,530	1,626	11,156	16,346	2,222	18,568

Discontinued operations	-	-	-	421	-	421

Consolidated total	9,530	1,626	11,156	16,767	2,222	18,989